EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Snyder's-Lance, Inc.:

We consent to the incorporation by reference in the Registration Statements (No. 333-179727) on Form S-3 and (Nos. 333-182833, 333-182834, 333-168849, 333-168321, 333-150931, 33-58839, 333-25539, 333-35646, 333-104960, 333-104961 and 333-146336) on Form S-8 of Snyder’s-Lance, Inc. of our reports dated February 25, 2014, with respect to the consolidated balance sheets of Snyder’s-Lance, Inc. and subsidiaries as of December 28, 2013 and December 29, 2012, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 28, 2013, and the related financial statement schedule “Valuation and Qualifying Accounts,” and the effectiveness of internal control over financial reporting as of December 28, 2013, which reports appear in the December 28, 2013 Annual Report on Form 10-K of Snyder’s-Lance, Inc.
/s/ KPMG LLP

Charlotte, North Carolina
February 25, 2014